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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-62407 of Portfolio Boost I, L.P. of our report dated October 15, 1998, relating to the balance sheet of Portfolio Boost I, L.P., and of our report dated October 15, 1998 relating to the balance sheet of Portfolio Boost, L.L.C., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Roth & Company, P.C.


/s/ Roth & Company, P.C.
------------------------

Des Moines, Iowa
November 5, 1998